SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

KIRKLAND’S, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIRKLAND’S, INC.

Robert E. Alderson

President and
Chief Executive Officer

May 5, 2004

Dear Shareholder:

      It is my pleasure to invite you to attend our Annual Meeting of Shareholders. The meeting will be held on Wednesday, June 2, 2004 at 5:30 p.m. Central Daylight Time at the Jackson Country Club, Jackson, Tennessee. The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be conducted at the meeting.

      During the meeting, I will report to you on our operating results and other achievements during fiscal 2003 and on our outlook for fiscal 2004. We welcome this opportunity to have a dialogue with our shareholders and look forward to your comments and questions.

      If you plan to attend the meeting and you hold your shares in registered form and not through a bank, brokerage firm or other nominee, please mark the appropriate box on your proxy card. If you plan to attend and your shares are held by a bank, brokerage firm or other nominee, please send written notification to our Investor Relations Department, Kirkland’s, Inc., 805 North Parkway, Jackson, Tennessee 38305, and enclose evidence of your ownership (such as a letter from the bank, brokerage form or other nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

      It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or if you prefer, you can vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form.

      I look forward to seeing you on June 2.

Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 2, 2004

5:30 p.m. Central Daylight Time
Jackson Country Club
31 Jackson Country Club Lane
Jackson, Tennessee

May 5, 2004

Dear Shareholder:

      You are invited to the Annual Meeting of Shareholders of Kirkland’s, Inc.. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

•	Elect two directors, Reynolds C. Faulkner and Murray M. Spain, each for a term of three years

•	Vote on any other business properly brought before the meeting

      Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or voting instruction form whether or not you plan to attend the meeting; or if you prefer and if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

By order of the Board of Directors,

Lowell E. Pugh, II
Vice President,
General Counsel and Secretary

i

I. INFORMATION ABOUT VOTING

Solicitation of Proxies

      Our Board of Directors is soliciting proxies for use at our Annual Meeting and any adjournments of that meeting. We first mailed this proxy statement, the accompanying form of proxy and our Annual Report to Shareholders for our fiscal year ended January 31, 2004 (“fiscal 2003”) on or about May 5, 2004.

Agenda Items

      The agenda for the Annual Meeting is to:

      1. Elect two directors; and

      2. Conduct other business properly brought before the meeting.

Who Can Vote

      You can vote at the Annual Meeting if you are a holder of our common stock, no par value per share (“Common Stock”), on the record date. The record date is the close of business on April 7, 2004. You will have one vote for each share of Common Stock. As of April 7, 2004, there were 19,186,466 shares of Common Stock outstanding and entitled to vote.

How to Vote

For Shares Held Directly in the Name of the Shareholder

      If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:

•	In Person. If you choose to vote in person, you can come to the Annual Meeting and cast your vote in person; or

•	Voting By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Annual Meeting.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

      If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:

•	In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person;

•	Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Voting By Telephone or Internet. If you choose to vote by telephone or Internet, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies

      Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the nominees for director. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

Broker Non-Votes

      A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the Annual Meeting and are not permitted to vote those undirected shares on specified matters under applicable stock exchange rules. We have been advised that since the only matter being voted upon at the Annual Meeting is the election of directors, which is not among the specified matters that banks and brokerage firms are prohibited from voting undirected shares, there will be no broker non-votes at the Annual Meeting.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Shareholder

      If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Submitting a later-dated proxy by mail;

•	Sending a written notice to the Secretary of Kirkland’s. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

Kirkland’s, Inc. 805 N. Parkway Jackson, TN 38305 Attention: Lowell E. Pugh, II Vice President, General Counsel and Secretary

        ; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

      If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

•	Submitting a later-dated telephone or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions. In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

Quorum Requirement

      We need a quorum of shareholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

Vote Required for Action

      Directors are elected by a plurality vote of shares present in person or represented by proxy at the Annual Meeting. Other actions are approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our charter or bylaws. Shares represented by proxies which withhold authority to vote will not be counted in the election of directors in favor of any nominee. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES.

II. THE PROPOSAL TO BE VOTED ON

Election of Directors

      We have three classes of directors which are as equal in size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for Class II directors will expire at the 2007 Annual Meeting.

      The nominees for director this year are Reynolds C. Faulkner and Murray M. Spain. Information about the nominees, the continuing directors and the Board of Directors is contained in the next section of this proxy statement entitled “Board of Directors.”

      The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

      The Board of Directors recommends a vote FOR the election of Reynolds C. Faulkner and Murray M. Spain.

III. BOARD OF DIRECTORS

Nominees for Director

Class II – Term Expiring in 2007

Reynolds C. Faulkner

      Principal Occupation: Executive Vice President and Chief Financial Officer of Kirkland’s.

      Age: 40

      Director Since: 1996

      Mr. Faulkner joined Kirkland’s as Senior Vice President and Chief Financial Officer in February 1998. He was promoted to Executive Vice President in February 2002. Prior to joining Kirkland’s, from July 1989 to January 1998, Mr. Faulkner was an investment banker in the corporate finance department of The Robinson-Humphrey Company, LLC, most recently serving as a Managing Director and head of the retail practice group. In this capacity, Mr. Faulkner was involved in numerous public and private financings and mergers and acquisitions of companies in the retail industry.

Murray M. Spain

      Principal Occupation: President and co-founder of World Wide Basics, an importer of general merchandise.

      Age: 60

      Director Since: 2001

      In September 2000, Mr. Spain co-founded World Wide Basics, an importer of general merchandise, and has served as its President since inception. Prior to this, he was the co-founder of Dollar Express, Inc. and acted as Dollar Express’s President and Chief Operating Officer from its inception in 1961 until May 2000, when Dollar Express merged with Dollar Tree Stores, Inc. At that time, Dollar Express was a chain of 126 retail stores in five states.

Directors Continuing in Office

Class I – Term Expiring in 2006

R. Wilson Orr, III

      Principal Occupation: Managing Director of SSM Ventures, a private equity investment firm, and a principal of SSM Corporation, a shareholder of Kirkland’s.

      Age: 41

      Director Since: 1996

      Since 1993, Mr. Orr has been a Managing Director of SSM Ventures, a private equity investment firm, and a principal of SSM Corporation, a shareholder of Kirkland’s. He joined SSM Corporation in 1988 as a Vice President. From 1984 to 1988, he worked in corporate lending at Chemical Bank.

John P. Oswald

      Principal Occupation: Partner of the Capital Trust Group, a private equity investment firm and an affiliate of Capital Trust Investments, Ltd. and Capital Trust, S.A., which are shareholders of Kirkland’s.

      Age: 44

      Director Since: 1996

      Since 1994, Mr. Oswald has been a partner of the Capital Trust Group, a private equity investment firm and an affiliate of Capital Trust Investments, Ltd. and Capital Trust, S.A., which are shareholders of

Kirkland’s. Mr. Oswald is also a beneficial owner of Capital Trust Investments, Ltd., a shareholder of Kirkland’s. He is also President and Chief Executive Officer of Bridge East Capital, a private equity investment partnership, which is an affiliate of the Capital Trust Group. Prior to joining Capital Trust Group, he was a partner with the law firm of Lord, Day & Lord from 1986 to 1994 and an associate with Arthur Andersen LLP from 1984 to 1986.

     Class III – Term Expiring in 2005

Carl Kirkland

      Principal Occupation: Chairman of the Board of Kirkland’s

      Age: 63

      Director Since: 1966

      Mr. Kirkland has been Chairman of the Board of Kirkland’s since June 1996. Mr. Kirkland co-founded Kirkland’s in 1966 and served as Chief Executive Officer from 1966 through March 2001 and President from 1966 through November 1997. He has over 30 years of experience in the retail industry. Mr. Kirkland also serves on the board of directors of Hibbett Sporting Goods, Inc.

Robert E. Alderson

      Principal Occupation: President and Chief Executive Officer of Kirkland’s

      Age: 57

      Director Since: 1986

      Mr. Alderson has been a Director of Kirkland’s since September 1986, President of Kirkland’s since November 1997 and Chief Executive Officer of Kirkland’s since March 2001. He served as Chief Operating Officer of Kirkland’s from November 1997 through March 2001 and as Senior Vice President of Kirkland’s since joining in 1986 through November 1997. He also served as Chief Administrative Officer of Kirkland’s from 1986 to 1997. Prior to joining Kirkland’s, Mr. Alderson was a senior partner at the law firm of Menzies, Rainey, Kizer & Alderson.

David M. Mussafer

      Principal Occupation: Managing Director of Advent International Corporation, a private equity investment fund.

      Age: 40

      Director Since: 1996

      Mr. Mussafer has been a Director of Kirkland’s since June 1996. Mr. Mussafer is currently a Managing Director of Advent International Corporation and is responsible for Advent’s North American private equity operations. Advent is a private equity investment firm which beneficially owns Common Stock of Kirkland’s. Mr. Mussafer joined Advent in 1991 and has been a principal of the firm since 1993. Prior to joining Advent, Mr. Mussafer worked in corporate lending at Chemical Bank from 1985 to 1988.

IV. INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

      During fiscal 2003, the Board of Directors held five regular and special meetings. Other than Mr. Spain, all directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served. While the Company encourages all members of the Board of Directors to attend annual meetings of the Company’s shareholders, there is no formal policy as to their attendance. All but one of the members of the Board of Directors attended the 2003 annual meeting of shareholders.

Independence

      Consistent with the new listing standards of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that a majority of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards. The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Shareholder Communications

      The Board of Directors provides a process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Kirkland’s, Inc., 805 N. Parkway, Jackson, TN 38305. The Company will forward all mail received at the Company’s corporate office that is addressed to the Board of Directors or any member of the Board. On a periodic basis, all such communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the specific Board member to whom the communications are addressed.

Committees

      The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

Audit Committee

      The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee. A copy of this charter is attached as Appendix A to our Proxy Statement dated May 1, 2003 and filed with the Securities and Exchange Commission (the “SEC”). The principal duties of the Audit Committee, among other things, are to:

•	Review and reassess the adequacy of the Audit Committee and its charter not less than annually and recommend any proposed changes to the Board for consideration and approval

•	Review with management and the Company’s independent public accountants the Company’s audited financial statements and related footnotes, and the clarity of the disclosures in the financial statements

•	Meet periodically with management and the Company’s independent public accountants to review the Company’s major financial risk exposures and the steps taken to monitor and control such exposures

•	Review and discuss quarterly reports from the Company’s independent public accountants regarding all critical accounting policies and practices to be used

•	Obtain from the Company’s independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and the correction of controls deemed to be deficient

•	Pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent public accountants

•	Adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

•	Review and approve any transactions between the Company and related parties

      Members: Mr. Orr (Chairman), Mr. Oswald and Mr. Spain. All of the members of the Audit Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

      The Board of Directors has determined that the Audit Committee does not have an “audit committee financial expert” as that term is defined in the SEC’s rules and regulations. However, the Board of Directors believes that each of the members of the Audit Committee has demonstrated that he is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flow. As the Board of Directors believes that the current members of the Audit Committee are qualified to carry out all of the duties and responsibilities of the Company’s Audit Committee, the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board of Directors who would qualify as an audit committee financial expert.

      Number of Meetings in fiscal 2003: 7

Compensation Committee

      The Board of Directors has adopted a written charter that outlines the duties of the Compensation Committee. A copy of this charter is attached as Appendix A to this proxy statement. The principal duties of the Compensation Committee, among other things, are to:

•	Review and approve compensation policies and practices for the Company’s executives

•	Coordinate the Board’s role in establishing performance criteria for executive officers and evaluate their performance annually

•	Review and recommend to the Board the annual salary, bonus, stock options and other benefits, direct and indirect, of the Company’s executive officers, including the Chief Executive Officer

•	Review and recommend to the Board new executive compensation programs

•	Review annually the operation of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose

•	Establish and periodically review policies for the administration of executive compensation programs

•	Establish and periodically review policies in the area of senior management perquisites

•	Review and recommend to the Board the terms of any employment agreement executed by the Company with an executive officer of the Company

•	Review and recommend to the Board the appropriate structure and amount of compensation for the Directors

•	Review and approve material changes in the Company’s employee benefit plans

•	Administer the Company’s employee benefit plans, including equity grants

      Members: Mr. Mussafer (Chairman), Mr. Spain and Mr. Orr. All of the members of the Compensation Committee are “independent” as defined by the applicable rules and regulations of Nasdaq.

      Number of Meetings in fiscal 2003: 2

Governance and Nominating Committee

      The Board of Directors approved the formation of the Governance and Nominating Committee in March 2004 and has adopted a written charter that outlines its duties. A copy of this charter is attached as

Appendix B to this proxy statement. The principal duties of the Governance and Nominating Committee, among other things, are to:

•	Review and make recommendations on the range of skills and expertise which should be represented on the Board, and the eligibility criteria for individual Board and committee membership

•	Review and recommend to the Board the appropriate structure of the Board

•	Identify and recommend potential candidates for election or re-election to the Board

•	Implement a policy and procedures with regard to the consideration of any director candidates recommended by security holders

•	Retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm, fees and other retention terms

•	Review and recommend to the Board the appropriate structure of Board committees, committee assignments and the position of chairman of each committee

      Members: John P. Oswald (Chairman), Mr. Mussafer, Mr. Orr and Mr. Spain. All of the members of the Governance and Nominating Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

      The Governance and Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its shareholders. The Governance and Nominating Committee will consider nominees for election to the Board of Directors that are recommended by shareholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in compliance with the procedures outlined on page 19 under the heading “Shareholder Proposals for the 2005 Annual Meeting” and should not include self-nominations. The Governance and Nominating Committee applies the same criteria to nominees recommended by shareholders as discussed above.

Board of Directors Compensation

Retainer and Fees for Employee Directors

      Any director who is also one of our employees does not receive any additional compensation for his or her service as a director of Kirkland’s.

Retainer and Fees for Non-employee Directors

      Cash Compensation. Each director who is not also one of our employees is paid an annual retainer of $20,000, as well as $1,000 for each board meeting attended in person.

      Equity Compensation. Each non-employee director receives an annual grant of a fully-vested, non-qualified stock option to purchase 5,000 shares of Common Stock. The exercise price of each grant will be the fair market value of Common Stock and will be exercisable up to 10 years from the date granted.

      Board Committees. Each non-employee director who is a member of our Audit Committee is paid an annual retainer of $2,000 and the Chairman of the Audit Committee is paid an additional annual retainer of $2,500. Each non-employee director who is a member of our Compensation Committee is paid an annual retainer of $1,000 and the Chairman of the Compensation Committee is paid an additional annual retainer of $1,000. Each non-employee director who is a member of the Audit Committee and the Compensation Committee also receives an additional $500 for each committee meeting attended in person.

      The Board has not yet determined whether or not non-employee directors will receive fees for serving on the Governance and Nominating Committee. The Board will continue to evaluate the merits of paying fees for service on this Committee.

V. SECURITY OWNERSHIP OF KIRKLAND’S

Ownership of Management and Certain Beneficial Owners

      The following table shows, as of April 21, 2004, the number of shares of Common Stock beneficially owned by:

•	each beneficial owner of more than five percent of our outstanding Common Stock;

•	each of our directors;

•	our President and Chief Executive Officer;

•	each of our four most highly compensated executive officers (other than our President and Chief Executive Officer); and

•	all of our current directors and executive officers as a group.

	Shares Beneficially
	Owned

Name	Number	Percent

Advent International Group(1)	6,306,407	32.8%
75 State Street
Boston, MA 02109

Robert E. Alderson(2)	713,934	3.7%

Reynolds C. Faulkner(3)	177,802	*

Carl Kirkland(4)	638,631	3.3%

The Carl T. Kirkland Grantor Retained Annuity Trust 2001-1(5)	1,472,253	7.7%
c/o Kirkland’s, Inc. 805 N. Parkway Jackson, TN 38305

The Carl T. Kirkland Grantor Retained Annuity Trust 2002-1(5)	624,325	3.6%
c/o Kirkland’s, Inc. 805 N. Parkway Jackson, TN 38305

The Carl T. Kirkland Grantor Retained Annuity Trust 2003-1(5)	100,472	*
c/o Kirkland’s, Inc. 805 N. Parkway Jackson, TN 38305

Chris T. LaFont(6)	52,537	*

David Mussafer(7)	6,316,407	32.9%
c/o Advent International Corporation 75 State Street Boston, MA 02109

	Shares Beneficially
	Owned

Name	Number	Percent

R. Wilson Orr, III(8)	20,614	*

John P. Oswald(9)	242,296	1.3%

Murray M. Spain(10)	15,000	*

Robert Walker(5)	2,197,050	11.4%
c/o Kirkland’s, Inc. 805 N. Parkway Jackson, TN 38305

C. Edmond Wise, Jr.(11)	24,293	*

All executive officers and directors as a group (9 persons) (12)	8,201,514	42.3%

*	Less than one percent of class

(1)	Includes 4,637,770 shares of Common Stock held by Global Private Equity Group II Limited Partnership, 1,509,589 shares of Common Stock held by Advent Direct Investment Program Limited Partnership and 159,048 shares of Common Stock held by Advent Partners Limited Partnership. David Mussafer, one of our directors, is an affiliate of each of these partnerships.

(2)	Includes an option to purchase 103,075 shares of Common Stock.

(3)	Includes 133,026 shares of Common Stock held jointly with Mr. Faulkner’s wife and options to purchase 41,230 shares of Common Stock.

(4)	Includes 110,186 shares of Common Stock held in trusts in which Mr. Kirkland is the trustee. Mr. Kirkland disclaims beneficial ownership of these shares.

(5)	Robert Walker is the trustee of the three Carl T. Kirkland Grantor Retained Annuity Trusts, and as a result, he may be deemed to beneficially own the shares held by the trusts. Mr. Walker disclaims beneficial ownership of these shares.

(6)	Includes options to purchase 12,296 shares of Common Stock.

(7)	In its capacity as the manager of funds affiliated with Advent International Group, Advent International Corporation exercises sole voting and investment power with respect to the 6,306,407 shares of Common Stock beneficially owned by the Advent Funds and, accordingly, Advent International Group may be deemed to beneficially own such shares. As a result, Mr. Mussafer, one of our directors and a Managing Director of Advent International Corporation, may be deemed to beneficially own these shares. Mr. Mussafer disclaims beneficial ownership of all shares held by the Advent Funds other than the 8,137 shares that are indirectly beneficially owned by Mr. Mussafer. Mr. Mussafer also owns options to purchase 10,000 shares of Common Stock.

(8)	Includes options to purchase 10,000 shares of Common Stock held by Mr. Orr. Mr. Orr may be deemed to beneficially own 883 shares of Common Stock held by SSM Corporation. Mr. Orr, one of our directors, is a principal of SSM Corporation.

(9)	Mr. Oswald may be deemed to beneficially own 37,390 shares of Common Stock held by Capital Trust Investments, Ltd. and 194,906 shares of Common Stock held by Capital Trust, S.A. Mr. Oswald, one of our directors, is a partner of CT Capital International which is an affiliate of Capital Trust Investments, Ltd. and Capital Trust, S.A. Mr. Oswald also owns options to purchase 10,000 shares of Common Stock.

(10)	Includes options to purchase 10,000 shares of Common Stock held by Mr. Spain.

(11)	Includes 21,774 shares of Common Stock held jointly with Mr. Wise’s spouse and options to purchase 2,519 shares Common Stock.

(12)	Includes options to purchase 199,120 shares of Common Stock.

Shareholder Return Performance Presentation

      The graph that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (“Exchange Act”), notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such graph by specific reference. The following Shareholder Return Performance Graph compares the cumulative return on our Common Stock for the period from July 11, 2002 (the date our Common Stock commenced trading on the Nasdaq National Market) to January 31, 2004 (the date our 2003 fiscal year ended), with The Nasdaq Stock Market (U.S.) Index and The Nasdaq Retail Trade Index. The comparison assumes $100 was invested on July 11, 2002 in our Common Stock and in each of the Indices and assumes reinvestment of dividends.

COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN

AMONG KIRKLAND, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ RETAIL TRADE INDEX

VI. EXECUTIVE COMPENSATION

      The following tables show all compensation earned by our President and Chief Executive Officer and each of our four other most highly compensated executive officers for each of the last three fiscal years.

Summary Compensation Table

					Long Term
					Compensation

	Annual Compensation				Awards

				Other Annual	Securities	All Other
	Fiscal	Salary	Bonus	Compensation	Underlying	Compensation
Name and Principal Position	Year	($)	($)	($)	Options (#)	($)

Robert E. Alderson	2003	316,575	127,575	—	—	4,330	(1)
President and Chief	2002	298,867	300,000	—	—	878,669
Executive Officer	2001	282,200	350,000	—	137,457	2,062

Carl Kirkland	2003	161,887	63,788	—	—	4,420	(2)
Chairman of the Board	2002	153,033	150,000	—	—	3,857,618
	2001	110,325	175,000	—	—	2,787

Reynolds C. Faulkner	2003	265,012	100,905	—	20,000	6,751	(3)
Executive Vice President and	2002	253,867	250,000	—	—	7,371
Chief Financial Officer	2001	233,450	150,000	—	54,983	5,118

Chris T. LaFont(4)	2003	240,618	32,400	—	10,000	2,500	(5)
Senior Vice President and	2002	215,000	102,500	—	—	3,120
General Merchandise Manager	2001	188,000	46,750	—	60,481	1,598

C. Edmond Wise, Jr.	2003	207,285	27,675	—	10,000	2,500	(5)
Senior Vice President of Store	2002	197,200	95,000	—	—	3,120
Operations	2001	183,450	52,263	30,655 (6)	30,240	—

(1)	Includes (i) $2,500 for employer matching contributions under the Kirkland’s, Inc. Retirement Plan (“401(k) Plan”); and (ii) $1,830 for life insurance premiums.

(2)	Includes (i) $2,500 for employer matching contributions under the 401(k) Plan; and (ii) $1,920 for life insurance premiums.

(3)	Includes (i) $2,500 for employer matching contributions under the 401(k) Plan; and (ii) $4,251 for life insurance premiums.

(4)	Mr. LaFont became our Senior Vice President and General Merchandise Manager in February 2003. Mr. LaFont also served as our Vice President of Merchandising — Product Development until February 2003.

(5)	Consists of $2,500 for employer matching contributions under the 401(k) Plan.

(6)	Consists entirely of expenses related to Mr. Wise’s relocation.

Option Grants in Fiscal 2003

      The following table sets forth certain information regarding options for the purchase of Common Stock that were awarded and issued to the officers named in the Summary Compensation Table during fiscal 2003.

Potential Realizable
Value at Assumed
		Percent of			Annual Rates of
	Number of	Total			Stock Price
	Shares	Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal 2003	($/Sh)	Date	5% ($)	10% ($)

Robert E. Alderson	—	—	—	—	—	—
Carl Kirkland	—	—	—	—	—	—
Reynolds C. Faulkner	20,000	15.6%	$18.55	8/28/13	233,319	591,278
Chris T. LaFont	10,000	7.8%	$18.55	8/28/13	116,659	295,639
C. Edmond Wise, Jr.	10,000	7.8%	$18.55	8/28/13	116,659	295,639

Aggregated Option Exercises in Fiscal 2003 and Year-End Option Values

      Shown below is information with respect to options to purchase Common Stock exercised in fiscal 2003 by the officers named in the Summary Compensation Table and the value of the unexercised options held by them at January 31, 2004.

	Shares		Number of Securities
	Acquired		Underlying Unexercised	Value of Unexercised In the Money
	on	Value	Options at January 31, 2004	Options at January 31, 2004
	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Name	(#)	($)	(#)	($)

Robert E. Alderson	—	—	91,614/45,843	1,240,454/620,714
Carl Kirkland	—	—	—/—	—/—
Reynolds C. Faulkner	—	—	36,646/38,337	496,187/248,283
Chris T. LaFont	35,273	471,292	12,296/30,170	163,295/273,102
C. Edmond Wise, Jr.	20,155	284,608	—/20,085	—/136,551

Report of the Compensation Committee on Executive Compensation

      The Report of the Compensation Committee on Executive Compensation that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference except to the extent we incorporate such Report by specific reference.

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

  General

      The Compensation Committee develops and implements compensation policies, plans and programs for Kirkland’s. The Compensation Committee of the Board of Directors consists of David M. Mussafer (Chairman), Murray M. Spain and R. Wilson Orr, III. Mr. Spain joined the Committee in January 2004. Mr. Kirkland, who had served on the Committee since 2002, resigned from the Committee in January 2004 in order for the Committee to consist solely of independent directors, in accordance with applicable Nasdaq listing standards.

      The Company’s compensation package for its President and Chief Executive Officer and the other executive officers consists of base salary and variable incentive compensation, consisting of two parts: a cash bonus and stock options.

  Base Salary

      The Board has established an annual salary plan and policy for the Company’s executive officers based in part on industry and peer group data. The base salary component of executive compensation includes compensation for discharging job responsibilities and reflects the executive officer’s performance over time. Individual salary adjustments take into account Kirkland’s salary increase guidelines for the fiscal year and individual performance contributions for the fiscal year, as well as sustained performance contributions over a number of years and significant changes in job responsibilities, if any.

      As part of its process in establishing the compensation levels for the Company’s President and Chief Executive Officer and other executive officers, in early fiscal 2003 the Compensation Committee conducted an executive compensation study. The study compared the compensation levels of Kirkland’s top executives for fiscal 2002 to a sample set of eight predominantly mall-based specialty retailers of similar size (the average revenues of the peer group were approximately $345 million vs. Kirkland’s fiscal 2002 net sales of approximately $341 million). The results of the review confirmed that the compensation of

Kirkland’s executive officers in fiscal 2002 was on par with the average compensation of comparable executive officers in this peer group.

      Based on the results of the study, the Compensation Committee awarded modest base salary increases to the President and Chief Executive Officer and a majority of the other executive officers in 2003 consistent with prevailing wages of the Company’s industry peers.

  Bonus

      The annual bonus component for executive officers, including Kirkland’s President and Chief Executive Officer, is subject to the discretion of the Compensation Committee. In exercising that discretion, the Compensation Committee has established officer-specific bonus criteria based upon the following three components: 50% of the bonus is determined based upon Kirkland’s financial performance, 40% is based upon individual business goals and 10% is at the discretion of the Compensation Committee. In addition, each executive officer is eligible to receive an additional bonus payment in the event that certain financial performance targets are exceeded.

      The Compensation Committee’s policy is to set the specific target criteria for bonus awards on or before April 30 of each calendar year. Final bonus payments are determined and paid no later than April 15 of the following calendar year.

  Stock Options, Restricted Stock and Stock Appreciation Rights

      The Compensation Committee established guidelines for management to use for recommending grants of stock options, restricted stock and stock appreciation rights under Kirkland’s 2002 Equity Incentive Plan. These guidelines include the following criteria for annual grants: (1) in recognition of increased job responsibilities in connection with a promotion, (2) in recognition for outstanding individual performance significantly exceeding expected levels and (3) new grants to newly hired senior employees. However, it is the Compensation Committee’s belief that annual grants should not become simply an across the board issuance done on an annual basis without meeting one of the three criteria listed above.

The Compensation Committee

Carl Kirkland*

David M. Mussafer
Murray Spain**
R. Wilson Orr, III

*	Resigned from the Compensation Committee in January 2004

**	Joined the Compensation Committee in January 2004

Compensation Committee Interlocks and Insider Participation

      Other than Carl Kirkland, who resigned from the Compensation Committee in January 2004, the members of the Compensation Committee have not at any time served as officers or employees of Kirkland’s. We rent aircraft for business travel from a company owned by Mr. Kirkland. We spent approximately $97,000 for the rental of aircraft from this company in fiscal 2003. We also rent retail real estate from a landlord in which Mr. Kirkland holds a minority equity position. The lease provides for minimum rental payments of $12,000 per month. Management considers the terms of these aircraft rentals and real estate lease to be at arms length and reasonably equivalent to terms we could have obtained through negotiations with unaffiliated third parties. See “Related Party Transactions.”

Employment Agreements

Carl Kirkland and Robert E. Alderson

      Under their employment agreements, which expire in June 2006, subject to automatic successive one-year extensions if not terminated, Mr. Kirkland’s current salary is $157,500 and Mr. Alderson’s current salary is $315,000. Messrs. Kirkland and Alderson are also eligible to receive an annual bonus in the discretion of the Compensation Committee. The amount of the annual bonus is at the discretion of the Compensation Committee and is based on the achievement of specified personal performance goals and/or specified corporate performance goals, as determined by the Compensation Committee.

      In addition, under the employment agreements, if Mr. Kirkland is terminated without cause and/or terminates his employment for specified reasons, he is entitled to a lump sum severance payment equal to the discounted present value of 24 months’ salary or, at the discretion of the Board of Directors, the payment of monthly severance payments equal to 1/12th his annual salary for 24 months, as well as continued health benefits and use of his office space until the earlier of attainment of age 72 or death. If Mr. Alderson is terminated without cause and/or terminates his employment for specified reasons, he is entitled to a lump sum severance payment equal to the discounted present value of 24 months’ salary or, at the discretion of the Board of Directors, the payment of monthly severance payments equal to 1/12th his annual salary for 24 months, as well as continued health benefits for 24 months.

      Each of the employment agreements described above also contains non-competition provisions prohibiting the executive from competing against us during the term of the employment agreement and for three years thereafter without our prior written consent. Messrs. Kirkland and Alderson are also entitled to certain additional benefits (beyond those generally available to our employees) including an automobile allowance and additional life insurance.

Reynolds C. Faulkner

      Reynolds C. Faulkner currently serves as our Executive Vice President and Chief Financial Officer. Mr. Faulkner currently receives an annual salary of $262,500. Under his employment agreement which expires in June 2006, subject to automatic successive one-year extensions, if not terminated, if Mr. Faulkner’s employment is terminated without cause or by Mr. Faulkner under specified circumstances, Mr. Faulkner is entitled to receive a lump sum severance payment equal to the discounted present value of 18 months’ salary, or, at the discretion of the Board of Directors, the payment of monthly severance payments equal to 1/12th of his annual salary for 18 months, as well as continued health benefits for 18 months.

      Mr. Faulkner’s employment agreement provides that Mr. Faulkner is eligible to receive an annual bonus in the discretion of the Compensation Committee. The amount of the annual bonus is at the discretion of the Compensation Committee and is based on the achievement of specified personal performance goals and/or specified corporate performance goals, as determined by the Compensation Committee. In addition, Mr. Faulkner will receive a bonus of up to $60,000 in June 2004 and a bonus of up to $60,000 in June 2005, contingent upon his continued employment with us. The Compensation Committee will determine the bonus amount.

      Mr. Faulkner’s employment agreement also contains a non-competition provision prohibiting him from competing against us during the term of the employment agreement and for three years thereafter without our prior written consent. Mr. Faulkner is also entitled to certain additional benefits (beyond those generally available to our employees) including an automobile allowance and additional life insurance.

Chris T. LaFont

      Chris T. LaFont currently serves as our Senior Vice President of Merchandising and General Merchandise Manager. Under his employment agreement, Mr. LaFont’s current annual base salary is $244,800 and he is eligible to receive an annual bonus in the discretion of the Compensation Committee.

      Mr. LaFont is subject to a non-competition provision prohibiting him from competing against us during the three-year period after termination. Pursuant to this non-competition provision, if at any time Mr. LaFont’s employment is terminated by Kirkland’s without cause or Mr. LaFont resigns, Mr. LaFont will continue to receive his base salary and health insurance benefits for a period of three years after termination. However, if Mr. LaFont becomes employed by another company consistent with the terms of the non-competition provision, then all post-employment salary continuation payments and health insurance benefits will terminate. In addition, if Mr. LaFont resigns, we have the option to waive the non-competition restrictions, in which case Mr. LaFont would not be entitled to receive any further salary and health insurance benefits.

C. Edmond Wise, Jr.

      In December 2000, we entered into an employment agreement with C. Edmond Wise, Jr. Under the terms of that agreement, Mr. Wise serves as our Senior Vice President of Store Operations. Mr. Wise currently receives an annual salary of $209,100, and will be eligible to receive an annual bonus in the discretion of the Compensation Committee. The term of Mr. Wise’s agreement extends until termination by either party at any time with or without cause.

VII. RELATED PARTY TRANSACTIONS

Indebtedness of Management

      In May 2002, we loaned $217,000 to Reynolds C. Faulkner, our Executive Vice President and Chief Financial Officer. The note bears interest at the rate of 4.75% per year which is payable over the term of the note. The note matures in May 2005 and is due and payable in full at that time. The loan is collateralized by marketable securities having a value of no less than the original principal amount of the loan together with 125,526 shares of Common Stock owned by Mr. Faulkner. The security agreement between Mr. Faulkner and us requires Mr. Faulkner to supply additional collateral at any time the value of existing collateral falls below 125% of the then principal amount of the loan. In addition, in accordance with the requirements of the note, in April 2003 we advanced an additional $381,401 of principal to Mr. Faulkner subject to the same interest rate and principal repayment as the original principal amount. Our Board of Directors and our Audit Committee approved the loan.

Charter of Airplanes

      We rent aircraft for business travel from a company owned by Carl Kirkland. We spent approximately $97,000 for the rental of aircraft from this company in fiscal 2003. Management considers the terms of these aircraft rentals to be at arms length and reasonably equivalent to terms we could have obtained through negotiations with an unaffiliated third party.

Real Estate Lease

      In March 2004, Kirkland’s Stores, Inc. entered into a lease for 11,700 square feet of retail real estate located in the Columns development in Jackson, Tennessee. The property is owned by Westside Venture, a joint venture in which Carl Kirkland, our Chairman, and Robert Alderson, our Chief Executive Officer and a member of our Board of Directors, hold minority equity positions. The term of the lease commences upon the opening of our store at that location and continues for an initial period of 5 years, with two 5-year renewal options. The lease provides for minimum rental payments of $12,000 per month. The lease also provides for the payment of customary additional charges, including taxes and insurance. This lease has been reviewed and approved by our Board and Audit Committee. Management considers the terms of this lease to be at arms length and reasonably equivalent to terms we could have obtained through negotiations with an unaffiliated third party.

VIII. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”), to file initial reports of ownership and reports of change of ownership with the SEC. Reporting Persons are additionally required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to us during fiscal 2003, all Reporting Persons were in compliance except that one report on Form 5 reporting a gift was untimely filed by Carl Kirkland and one report on Form 5 reporting a purchase was untimely filed by C. Edmond Wise, Jr.

AUDIT COMMITTEE REPORT

      The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such Report by specific reference.

      The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with PricewaterhouseCoopers LLP, our independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1, and has discussed its independence with PricewaterhouseCoopers LLP.

      In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2004.

The Audit Committee

R. Wilson Orr, III, Chairman

John P. Oswald
Murray M. Spain

Auditors

      The Audit Committee has selected PricewaterhouseCoopers LLP (“PWC”) to be our independent public accountants for our fiscal year ending January 29, 2005. A representative of PWC is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed for services rendered by our independent public accountants, PWC, during fiscal 2003 and fiscal 2002, were as follows:

	Fiscal 2003	Fiscal 2002
	(In thousands)	(In thousands)

Audit Fees(1):	$193,032	$291,975
Audit-Related Fees(2):	$67,825	$13,800
Tax Fees(3):	$114,537	$70,850
All Other Fees(4):	—	—

TOTAL	$375,394	$376,625

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s financial statements and for reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q. Audit Fees also include fees billed for professional services rendered for consultation on SEC registration statements and filings and the issuance of consents.

(2)	Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultation on financial accounting and reporting related matters and the audit of a company sponsored retirement plan.

(3)	Tax Fees consists of fees billed for professional services relating to tax compliance and other tax advice.

(4)	All Other Fees consist of fees billed for all other services.

Pre-Approval Policy

      The Audit Committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General

      Under the terms of its pre-approval policy, the Audit Committee is required to pre-approve audit and non-audit services to be performed by the Company’s independent public accountants in order to assure that the provision of such services does not impair the independent public accountants’ independence. Unless a type of service to be provided by the independent public accountants has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels requires specific pre-approval by the Audit Committee.

      The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson and may in the future delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Services

      The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent public accountants reasonably can provide.

Audit-Related Services

      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent public accountants. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.

Tax Services

      The Audit Committee believes that the independent public accountants can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the independence of such independent public accountants. However, the Audit Committee will not permit the retention of the independent public accountants in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services

      Any services to be performed by the independent public accountants not classified in any of the aforementioned categories must be specifically pre-approved by the Audit Committee.

Pre-Approval Fee Levels

      Pre-approval fee levels for all services to be provided by the independent public accountants are established annually by the Audit Committee. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

Shareholder Proposals for the 2005 Annual Meeting

      Shareholders may nominate director candidates and make proposals to be considered at the 2005 Annual Meeting. In accordance with our bylaws, any shareholder nominations of one or more candidates for election as directors at the 2005 Annual Meeting or any other proposal for consideration at the 2005 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our bylaws, between March 4, 2005 and April 4, 2005.

      In addition to being able to present proposals for consideration at the 2004 Annual Meeting, shareholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2005 Annual Meeting. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than January 5, 2005, and the shareholder must otherwise comply with applicable SEC requirements and our bylaws. If the shareholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the shareholder need not comply with the notice requirements described in the preceding paragraph.

      The form of proxy issued with our 2005 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at our 2005 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to our Secretary notice of such proposal between March 4, 2005 and April 4, 2005 and certain other conditions provided for in the SEC’s rules have been satisfied.

      A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of Kirkland’s, and all notices and nominations referred to above must be sent to the Secretary of Kirkland’s, at the following address: Kirkland’s, Inc., 805 N. Parkway, Jackson, TN 38305, Attention: Lowell E. Pugh, II, Vice President, General Counsel and Secretary.

Expenses Relating to this Proxy Solicitation

      We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We have retained Corporate Communications, Inc. to assist in the solicitation of proxies.

LOWELL E. PUGH, II
Vice President,
General Counsel and Secretary

Appendix A

KIRKLAND’S, INC.

BOARD OF DIRECTORS

COMPENSATION COMMITTEE CHARTER

I.     ORGANIZATION

A. Membership

      The Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Kirkland’s, Inc. (the “Company”) shall consist of three (3) “independent directors,” as such term is defined in the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market (“Nasdaq”).

      Membership on the Committee shall be determined annually by the Board upon the recommendation of the Committee. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman of the Committee by majority vote of the full Committee membership. A Secretary of the Committee shall be selected by the Chairman of the Committee. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee. The Board of Directors may remove a member of the Committee. In case of a vacancy on the Committee, the Board may appoint an independent director to fill the vacancy for the remainder of the term.

B. Meetings

      The Committee shall meet at least once each year. Additional meetings may be scheduled as needed and may be called by the Chairman of the Committee. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business. Minutes are recorded by the Secretary to the Compensation Committee. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Compensation Committee. The Compensation Committee may also act by unanimous written consent without a meeting.

II.     COMPENSATION PHILOSOPHY

      The Compensation Committee’s compensation policies with respect to the Company’s executive officers are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company. The Compensation Committee seeks to have executive compensation set at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality executives to contribute to the Company’s success. In assessing overall compensation for executive officers, the Compensation Committee considers the Company’s performance and industry position and reviews compensation levels at comparable publicly held companies.

III.     RESPONSIBILITIES

      The Compensation Committee shall:

1. Review and approve compensation policies and practices for the Company’s executives.

2. Coordinate the Board’s role in establishing performance criteria for executive officers and evaluate their performance annually.

3. Review and recommend to the Board the annual salary, bonus, stock options and other benefits, direct and indirect, of the Company’s executive officers, including the Chief Executive Officer.

A-1

4. Review and recommend to the Board new executive compensation programs; review annually the operation of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s); establish and periodically review policies for the administration of executive compensation programs; and take steps to ensure that the Company’s executive compensation programs comport with the Compensation Committee’s compensation philosophy stated above.

5. Establish and periodically review policies in the area of senior management perquisites.

6. Review and recommend to the Board the terms of any employment agreement executed by the Company with an executive officer of the Company.

7. Review and recommend to the Board the appropriate structure and amount of compensation for the Directors.

8. Review and approve material changes in the Company’s employee benefit plans.

9. Administer the Company’s employee benefit plans, including equity grants.

10. Produce an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable rules and regulations.

IV.     REPORTING RESPONSIBILITY

      Any action taken by the Committee shall be reported to the Board at the next Board meeting following such action.

      In addition, compensation matters may be discussed in executive session with the full Board during the course of the year.

A-2

Appendix B

KIRKLAND’S, INC.

BOARD OF DIRECTORS

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

I.     ORGANIZATION

A. Membership

      The Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Kirkland’s, Inc. (the “Company”) shall consist of three “independent directors”, as such term is defined in the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market (“Nasdaq”).

      Membership on the Committee shall be determined annually by the Board upon the recommendation of the Committee. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman of the Committee by majority vote of the full Committee membership. A Secretary of the Committee shall be selected by the Chairman of the Committee. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee. The Board of Directors may remove a member of the Committee. In case of a vacancy on the Committee, the Board may appoint an independent director to fill the vacancy for the remainder of the term.

B. Meetings

      The Committee shall meet at least once each year. Additional meetings may be scheduled as needed and may be called by the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Minutes shall be recorded by the Secretary to the Committee. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting.

II.     BASIC FUNCTION AND PURPOSE

      The role of the Governance and Nominating Committee is to:

•	select, or recommend for the Board’s selection, nominees for director,

•	identify qualified individuals to become Board members,

•	assist the Board in determining the composition of the Board and its committees, and

•	assist the Board in developing the Company’s corporate governance guidelines.

III.     RESPONSIBILITIES

      The Committee, in consultation with the Chairman of the Board and the Chief Executive Officer, shall:

1. Review and make recommendations on the range of skills and expertise which should be represented on the Board, and the eligibility criteria for individual Board and committee membership.

2. Review and recommend to the Board the appropriate structure of the Board.

3. Identify and recommend potential candidates for election or re-election to the Board.

B-1

4. Implement a policy and procedures with regard to the consideration of any director candidates recommended by security holders.

5. Have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm, fees and other retention terms.

6. Review and recommend to the Board the appropriate structure of Board committees, committee assignments and the position of chairman of each committee.

7. Have authority to delegate any of its responsibilities to subcommittees or individuals as the Committee deems appropriate.

8. Have authority to obtain advice and assistance from internal and external legal, accounting or other advisers.

9. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

10. Annually evaluate its own performance.

      The Committee’s oversight of director nominations shall not apply in cases where the right to nominate a director legally belongs to a third party.

IV.     REPORTING RESPONSIBILITY

      Any action taken by the Committee shall be reported to the Board at the next Board meeting following such action.

      In addition, nomination matters may be discussed in executive session with the full Board during the course of the year.

B-2

KIRKLAND’S, INC.

Proxy Solicited On Behalf Of The Board Of Directors

     The undersigned, revoking all previous proxies, hereby appoints Robert E. Alderson and Carl Kirkland and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Kirkland’s, Inc. to be held on June 2, 2004, and at any adjournment or postponement thereof.

1.	Election of Directors:

☐	FOR the nominees below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below

    Nominees: For a three-year term expiring at the 2007 Annual Meeting: Reynolds C. Faulkner and Murray Spain

    (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

Please date and sign our Proxy on the reverse side and return it promptly.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Signature of Shareholder

Signature of Shareholder

Date:

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.